Exhibit 3.2

CERTIFICATE OF DESIGNATIONS OF

SERIES A PREFERRED STOCK

OF SIRVA, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

SIRVA, Inc., a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article IV of its Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Finance Committee of the Board of Directors of the Company (the “Board of Directors”), on September 22, 2006, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that the issue by the Company of one share of the Company’s Series A Preferred Stock, par value $0.01 per share, designated “Series A Preferred Stock” (the “Series A Preferred Stock” and, together with the Convertible Preferred Stock, the “Preferred Stock”) hereby is authorized and approved.

RESOLVED FURTHER, that the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock, including the number of authorized shares and dividend rate established hereby, are authorized and approved as set forth in this certificate of designations:

Section 1.               Designation and Number.  The name of this series shall be Series A Preferred Stock and the number of shares constituting such series shall be one (1).  Defined terms used herein and not otherwise defined herein have the meanings set forth in Section 11 below.

Section 2.               Ranking.  The Series A Preferred Stock shall rank, with respect to the distribution of assets upon the liquidation, winding-up or dissolution of the Company, (i) senior to the common stock, par value $0.01 per share, of the Company (the “Common Stock”), whether now outstanding or hereafter issued, and junior to each other class or series of stock of the Company by the Board of Directors, the terms of which do not expressly provide that such class or series ranks junior to or pari passu with the Series A Preferred Stock as the distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Junior Stock”); (ii) pari passu with each class or series of stock of the Company (including any series of preferred stock established by the Board of Directors), the terms of which expressly provide that such class or series ranks pari passu with the Series A Preferred Stock as to the distribution of assets upon the liquidation, winding-up or dissolution of the Company

(collectively referred to as “Parity Stock”); and (iii) junior to each other class or series of stock of the Company (including any series of preferred stock established by the Board of Directors), the terms of which expressly provide that such class or series ranks senior to the Series A Preferred Stock as to the distribution of assets upon the liquidation, winding-up or dissolution of the Company (collectively referred to as “Senior Stock”).

Section 3.               Dividends.  No dividends shall be payable in respect of the Series A Preferred Stock.

Section 4.               Liquidation Preference.  In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Holder shall be entitled to receive out of the assets of the Company available for distribution to stockholders of the Company, before any distribution of assets is made on the Common Stock or any other Junior Stock, but after any distribution on any of the Company’s indebtedness or Senior Stock, an amount equal to $1.00 and no more.  None of (i) the sale, conveyance or exchange or transfer of all or substantially all of the assets, property or business of the Company (other than in connection with the voluntary or involuntary liquidation, dissolution or winding-up of the Company), (ii) the merger, conversion or consolidation of the Company into or with any other Person or (iii) the merger, conversion or consolidation of any other Person into or with the Company, shall constitute a voluntary or involuntary liquidation, dissolution or winding-up of the Company for the purposes of this Section 4.

Section 5.               Voting Rights.

(a)           The Series A Preferred Stock shall not have any voting rights or powers either general or special, except as provided in this Section 5.

(b)           Until such time as Relevant Holders cease in the aggregate to hold (i) at least $6,000,000 in principal amount of the Company’s 10.00% Convertible Notes due 2011 (the “Notes”) or (ii) at least 6,000 shares of the Company’s 8.00% Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”), the Series A Preferred Stock shall be entitled to elect, remove or replace the Designated Directors.  The Designated Directors shall be a separate single class of directors who shall serve for the terms set forth herein and their terms shall not be divided into classes or staggered.

(c)           If at any time Relevant Holders cease in the aggregate to hold (i) at least $6,000,000 but continue to hold at least $3,000,000 principal amount of the Notes or (ii) at least 6,000 but continue to hold at least 3,000 shares of the Convertible Preferred Stock, the number of Designated Directors shall be permanently reduced to one (1), the terms of both Designated Directors shall thereupon immediately cease, and, during such time, the Series A Preferred Stock shall be entitled to elect, remove or replace one (1) Designated Director.  Such Designated Director shall be a separate single class of directors who shall serve for the term set forth herein.

(d)           From and after the time (the “Trigger Time”) that Relevant Holders cease in the aggregate to hold (i) at least $3,000,000 principal amount of the Notes or (ii) at least 3,000 shares of the Convertible Preferred Stock, the number of Designated Directors shall be permanently reduced to zero (0), the terms of any Designated Directors shall immediately cease and the Series A Preferred Stock shall not be entitled to elect any Designated Directors.

(e)           Until the Trigger Time, in addition to any other vote of stockholders of the Company required under applicable law or the Restated Certificate of Incorporation, the approval or consent of the Series A Preferred Stock will be required (i) for any amendment to the terms of the Series A Preferred Stock, or (ii) for any amendment of the Restated Certificate of Incorporation or the bylaws of the Company if the amendment would alter or change the powers, preferences, privileges or rights of the Series A Preferred Stock so as to affect it adversely.

(f)            Relevant Holders are not deemed to cease to hold Notes solely by reason of conversion into Convertible Preferred Stock. Relevant Holders are not deemed to cease to hold Convertible Preferred Stock prior to the issuance thereof.

Section 6.               Redemption.  On and after the Trigger Time, the Series A Preferred Stock may be redeemed by the Company for an amount equal to $1.00, at the Company’s option.  Notice of redemption of the Series A Preferred Stock shall be sent by or on behalf of the Company to the Holder at its address as it shall appear on the records of the Company, (i) notifying the Holder of the redemption of the Series A Preferred Stock and (ii) stating the place at which the certificate evidencing the Series A Preferred Stock shall be surrendered.  From and after the notice of redemption having been duly given, the Series A Preferred Stock shall no longer be, or be deemed to be, outstanding for any purpose, and all rights, preference and powers (including voting rights and powers) of the Holder shall automatically cease and terminate.

Section 7.               Consolidation, Merger and Sale of Assets.  (a)  The Company, without the consent of the Holder, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to, the Company; provided, however, that (i) the successor, transferee or lessee is organized under the laws of the United States or any political subdivision thereof; and (ii) the share of Series A Preferred Stock will become a share of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, the Series A Preferred Stock had immediately prior to such transaction.

(b)           Upon any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of all or substantially all the assets of the Company as described in Section 7(a), the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the share of Series A Preferred Stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the Series A Preferred Stock.

Section 8.               Notices.  When the Company is required, pursuant to this Certificate of Designations, to give notice to Holders without specifying the method of giving such notice, the Company shall do so by sending notice via first class mail or by overnight courier to the Holders of record as of a reasonably current date.

Section 9.               Form.  (a)  The share of Series A Preferred Stock shall be issued in definitive, certificated form with, until such time as otherwise determined by the Company, the restricted stock legend (the “Restricted Stock Legend”), as set forth on the form of Series A Preferred Stock Certificate attached hereto as Exhibit A (the “Certificate”), which is hereby incorporated in and expressly made a part of the terms of the Series A Preferred Stock.

(b)           The Certificate may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

Section 10.             Transfer of the Series A Preferred Stock.  (a) Any transfer of the Series A Preferred Stock is subject to the prior written consent of the Company (such consent not to be unreasonably withheld).  In addition, the Holder may only transfer the Series A Preferred Stock (in accordance with this Section 10) (I) if the Holder is a Fund, to a Related Fund or (II) if Relevant Holders are transferring all (but not less than all) of their interests in Notes or Convertible Preferred Stock, to a person acquiring such interests from the Relevant Holders (in a single transaction) of (i) at least $60,000,000 principal amount of the Notes or (ii) at least 60,000 shares of the Convertible Preferred Stock.

(b)           Notwithstanding the foregoing, the share of Series A Preferred Stock has not been registered under the Securities Act or any other applicable securities laws and may not be offered or sold except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws, or in a transaction not subject to such laws.

(c)           The Company will refuse to register any transfer of the share of Series A Preferred Stock that is not made in accordance with the provisions of the Restricted Stock Legend provided that the provisions of this Section 10(c) shall not be applicable to the share of Series A Preferred Stock upon the removal of the Restricted Stock Legend.

Section 11.             Definitions.

(a)           “Board of Directors” has the meaning set forth in the preamble hereof.

(b)           “Certificate” has the meaning set forth in Section 9(a).

(c)           “Common Stock” has the meaning set forth in Section 2.

(d)           “Company” has the meaning set forth in the preamble hereof.

(e)           “Convertible Preferred Stock” has the meaning set forth in Section 5(b).

(f)            “Designated Directors” means Peter Kamin and Kelly Barlow, who were elected by the Board to fill two newly created directorships pursuant to Section 6(b)(iv) of the Securities Purchase Agreement, dated as of September 25, 2006, among the Company, ValueAct

Capital Master Fund, L.P., a British Virgin Islands limited partnership, and MLF Offshore Portfolio Company, L.P., a Cayman Islands partnership.

(g)           “DGCL” has the meaning set forth in the preamble hereof.

(h)           “Fund” means any Person (other than a natural person) that is engaged in purchasing, holding or otherwise investing in securities in the ordinary course of its business.

(i)            “Holder” means the Person in whose name the share of Series A Preferred Stock is registered.

(j)            “Junior Stock” has the meaning set forth in Section 2.

(k)           “Notes” has the meaning set forth in Section 5(b).

(l)            “Parity Stock” has the meaning set forth in Section 2.

(m)          “Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

(n)           “Related Fund” means a Fund that is managed by the same entity that manages the Holder.

(o)           “Relevant Holders” means the Holder and, if the Holder is a Fund, any of the Holder’s Related Funds.

(p)           “Restated Certificate of Incorporation” has the meaning set forth in the preamble hereof.

(q)           “Restricted Stock Legend” has the meaning set forth in Section 9(a).

(r)            “Securities Act” means the Securities Act of 1933, as amended.

(s)           “Senior Stock” has the meaning set forth in Section 2.

(t)            “Series A Preferred Stock” has the meaning set forth in the first paragraph of this Certificate of Designations.

(u)           “Trigger Time” has the meaning specified in Section 5(d).

Section 12.             Miscellaneous.  (a)  The Series A Preferred Stock is not entitled to any preemptive or subscription rights in respect of any securities of the Company.

(b)           Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c)           The Series A Preferred Stock may not be issued in fractions of a share.

(d)           Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations or the Restated Certificate of Incorporation.

(e)           The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(f)            If any of the voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth herein which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

(g)           If the Series A Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Company.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed this 29th day of September, 2006.

SIRVA, INC.

		By:	/s/ J. Michael Kirksey
Name: J. Michael Kirksey
Title: Senior Vice President and Chief Financial Officer

ATTEST:

By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General
Counsel and Secretary

EXHIBIT A

FORM OF SERIES A PREFERRED STOCK CERTIFICATE

SERIES A PREFERRED STOCK

SIRVA, Inc.

Incorporated under the Laws of the State of Delaware

CERTIFICATE NUMBER:

1 SHARE

This represents and certifies that _____________ is the owner of one (1) fully paid and non-assessable share of Series A Preferred Stock of SIRVA, Inc. (the “Company”). This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and all amendments thereto (copies of which are on file at the office of the Company), to which the holder of this certificate, by acceptance hereof, accepts.

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IF THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF

ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE  RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT, NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE CERTIFICATE OF DESIGNATIONS GOVERNING THE SERIES A PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, SIRVA, Inc. has executed this Certificate as of the date set forth below.

SIRVA, INC.

By:
Name:
Title:

By:
Name:
Title:

Dated:

REVERSE OF THE SECURITY

The Company will furnish to any stockholder, upon request and without charge, a full statement of the information required by ss.151(f) of the General Corporation Law of the State of Delaware with respect to the powers, designations, preferences and relative, participating, optional, or other special rights of the Series A Preferred Stock and the qualifications, limitations or restrictions on those preferences or rights of such preferred stock and each other class or series authorized to be issued. Any such request must be made to the secretary of the Company.

ASSIGNMENT

For Value Received, ___________ hereby sells, assigns and transfers unto _________ (print or typewrite name, address and social security or other identifying number of assignee) ______ shares of the stock represented by this Certificate, and does hereby irrevocably constitute and appoint ________________ as attorney, to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.